Exhibit 10.18.1




                           DEFERRED COMPENSATION PLAN

                            FOR OUTSIDE DIRECTORS OF

                              BOWATER INCORPORATED


                            (AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1997)





            Adopted by the Officer Committee as of December 2, 1996.






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                                TABLE OF CONTENTS

                                                                         Page

PREAMBLE ....................................................................1

ARTICLE I.

                  DEFINITIONS ...............................................2
                  Section 1.01.  "Account"...................................2
                  Section 1.02.  "Administrator" ............................2
                  Section 1.03.  "Beneficiary" or "Beneficiaries"............2
                  Section 1.04.  "Board of Directors" .......................2
                  Section 1.05.  "Cash Account" .............................2
                  Section 1.06.  "Company" ..................................2
                  Section 1.07.  "Compensation" .............................3
                  Section 1.08.  "Effective Date" ...........................3
                  Section 1.09.  "Officer Committee".........................3
                  Section 1.10.  "Outside Director" .........................3
                  Section 1.11.  "Participant" ..............................3
                  Section 1.12.  "Plan" .....................................3
                  Section 1.13.  "Plan Year" ................................3
                  Section 1.14.  "Rule 16b-3"................................3
                  Section 1.15.  "Stock".....................................3
                  Section 1.16.  "Stock Account".............................3

ARTICLE II.

                  PARTICIPATION .............................................4

                  Section 2.01.  Participation is Voluntary..................4
                  Section 2.02.  Application to Participate .................4
                  Section 2.03.  Designation of Beneficiary .................5
                  Section 2.04.  Allocation of Deferrals.....................5

ARTICLE III.

                  ACCRUAL OF BENEFITS .......................................6

                  Section 3.01.  Deferred Compensation ......................6
                  Section 3.02.  Earnings and Adjustments....................7
                  Section 3.03.  Reallocations...............................8
                  Section 3.04.  Vesting ....................................9







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ARTICLE IV.

                  DISTRIBUTION OF BENEFITS ..................................9

                  Section 4.01.  Type and Form of Payment....................9
                  Section 4.02.  Time of Distribution........................10
                  Section 4.03.  Payment Upon Death..........................11

ARTICLE V

                  THE ADMINISTRATOR .........................................12

                  Section 5.01.  Appointment ................................12
                  Section 5.02.  Rights and Duties...........................12
                  Section 5.03.  Quarterly Reports...........................13
                  Section 5.04.  Information.................................13
                  Section 5.05.  Compensation, Indemnity and Liability.......13

ARTICLE VI

                  AMENDMENT AND DISCONTINUANCE...............................14

                  Section 6.01.  Amendments..................................14
                  Section 6.02.  Discontinuance of Plan......................14

ARTICLE VII.

                  MISCELLANEOUS..............................................15

                  Section 7.01.  No Interest in Assets.......................15
                  Section 7.02.  Restriction Against Assignment .............15
                  Section 7.03.  Receipt or Release..........................15
                  Section 7.04.  Payment on Behalf of Minor..................16
                  Section 7.05.  Forfeiture..................................16
                  Section 7.06.  Withholding.................................17
                  Section 7.07.  Delaware Law Governs........................17
                  Section 7.08.  Headings Not Part of Agreement .............17
                  Section 7.09.  Successors and Assigns......................17








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                           DEFERRED COMPENSATION PLAN

                            FOR OUTSIDE DIRECTORS OF

                              BOWATER INCORPORATED
                            (AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1997)


                                    PREAMBLE


HISTORY OF PLAN

         The Deferred Compensation Plan for Outside Directors of Bowater Incorporated was established effective March 1, 1989, for the benefit of Directors of Bowater Incorporated who are not employees of the Company. Effective January 1, 1996, the Plan was amended and restated to provide Participants greater flexibility with regard to the allocation of deferred amounts between investment alternatives and the time at and manner in which those amounts are distributed. Effective January 1, 1997, the Plan is hereby further amended and restated to increase that flexibility and to make other changes deemed to be appropriate by the Officer Committee.

OBJECTIVES OF THE PLAN
         The Company has adopted this Plan to provide Outside Directors with (i) a vehicle through which they may accumulate funds for retirement, and (ii) an opportunity to acquire Company stock and, with it, a direct and personal stake in the performance of the Company.





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                           DEFERRED COMPENSATION PLAN
                            FOR OUTSIDE DIRECTORS OF
                              BOWATER INCORPORATED

                            (AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1997)

                                   ARTICLE I.
                                 DEFINITIONS

         This Plan shall be known as the "Deferred Compensation Plan for Outside Directors of Bowater Incorporated," as now adopted or hereafter amended.

         Whenever the following terms are used herein, with the first letter capitalized, they shall, unless the context clearly indicates otherwise, have the meanings specified below. Whenever applicable, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

         Section 1.01. "Account" shall mean the account maintained by the Administrator for each Participant, which shall consist of the Participant's Cash Account and the Participant's Stock Account.

         Section 1.02. "Administrator" shall mean the individual (who shall not be a Participant) appointed by the Officer Committee to administer the Plan.

         Section 1.03. "Beneficiary" or "Beneficiaries" shall mean the person or persons (including, without limitation, any trustee) last designated by a Participant to receive the benefits specified hereunder, in the event of the Participant's death, or if there is no designated Beneficiary or surviving Beneficiary, the Participant's estate.

         Section 1.04. "Board of Directors" means the Board of Directors of the Company.

         Section 1.05. "Cash Account" shall mean the record of (i) deferrals made hereunder and designated by the Participant for allocation to the Cash Account; (ii) deferrals made hereunder and designated by the Participant for transfer to the Cash Account pursuant to Section 3.03; and (iii) earnings on the amounts described in clauses (i) or (ii) pursuant to Section 3.02(a).

         Section 1.06.  "Company" shall mean  Bowater Incorporated.






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         Section 1.07. "Compensation" shall mean for any Plan Year all retainer, meeting and committee fees payable to an Outside Director for service on the Board of Directors, before any reduction pursuant to this Plan.

         Section 1.08.  "Effective Date" shall mean January 1, 1997.

         Section 1.09. "Officer Committee" shall mean a committee comprising the following officers of the Company: Chief Executive Officer, Chief Financial Officer and Vice President, Human Resources. Notwithstanding the foregoing, if the Officer Committee or the Board of Directors believes that an action to be taken by the Officer Committee hereunder should instead be taken by the Board of Directors or a committee thereof composed solely of two or more Non-Employee Directors (as such term is defined in Rule 16b-3(b)), because of the implications of such action under Section 16 of the Securities Exchange Act of 1934 or the Rules adopted thereunder, then the applicable reference to the Officer Committee shall be deemed to refer to the Board of Directors or such committee.

         Section 1.10. "Outside Director" shall mean a member of the Board of Directors who is not an employee of the Company or its subsidiaries or affiliates.

         Section 1.11. "Participant" shall mean any Outside Director who actually participates in this Plan in any Plan Year and who is entitled to a benefit hereunder.

         Section 1.12. "Plan" shall mean this Deferred Compensation Plan for Outside Directors of Bowater Incorporated (As Amended and Restated Effective January 1, 1997), as the same shall from time to time be amended.

         Section 1.13. "Plan Year" shall mean each year beginning on the first day of January and ending on the 31st day of December, commencing with the year beginning on January 1, 1990. The first Plan Year shall be the period from March 1, 1989, through December 31, 1989.

         Section 1.14. "Rule 16b-3" shall mean Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934, as amended, or any successor provision.

         Section 1.15. "Stock" shall mean Company Common Stock, $1.00 par value per share.

         Section 1.16. "Stock Account" shall mean the record of (i) deferrals made hereunder and designated by the Participant for allocation to the Stock Account; and (ii) deferrals made hereunder and designated by the Participant for transfer to the Stock Account pursuant to Section 3.03 and (iii) credits on and adjustments of the amounts described in clauses (i) or (ii) pursuant to Section 3.02(b) and (c).





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                                   ARTICLE II.

                                  PARTICIPATION


Section 2.01.  Participation is Voluntary

         Participation in the Plan is voluntary.


Section 2.02.  Application to Participate

         An Outside Director who wishes to participate in the Plan for any Plan Year must deliver a written application to the Administrator no later than the last day of the month immediately preceding such Plan Year. The Administrator shall notify each Outside Director of his prospective eligibility to participate in the Plan at least fifteen (15) days prior to the time he must deliver his application for participation. Notwithstanding the foregoing, the Administrator may accept such an application delivered after such last day of such month if it is an application of an Outside Director who was not an Outside Director as of such last day of such month, in which case the application (i) must be delivered within thirty (30) days of the date the individual becomes an Outside Director, and (ii) will be effective with respect to Compensation earned after the date the application is delivered. The application for participation shall constitute the Outside Director's acceptance of the benefits and terms of the Plan, shall be implemented with respect to compensation allocable to the period to which the election relates, and shall state the portion of his Compensation that he elects to defer and the time at and manner in which the Outside Director desires a distribution of his benefits under the Plan, as hereinafter specified. An election to defer Compensation shall remain in effect (and be irrevocable) with respect to the Plan Year in which it first becomes effective. The election shall apply also to each subsequent

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Plan Year unless the election expressly provides otherwise or it is revoked or changed. An election to defer Compensation may be revoked or changed for future Plan Years if such revocation or change is made prior to the beginning of the Plan Year to which it relates.

Section 2.03.  Designation of Beneficiary

         Each Participant shall designate on forms provided by the Administrator, signed by the Participant and delivered to the Administrator, the Beneficiary or Beneficiaries to receive the amounts distributable in the event of such Participant's death. A Participant may from time to time change the designated Beneficiary or Beneficiaries, without the consent of such Beneficiary or Beneficiaries, by delivering to the Administrator a new written designation of Beneficiary signed by the Participant. The spouse of a Participant shall not be required to consent in writing to any designation of a primary Beneficiary or Beneficiaries other than such spouse. The Company and the Administrator may rely upon the Beneficiary designation last delivered in accordance with the terms of the Plan.

Section 2.04.  Allocation of Deferrals

         An election to defer Compensation shall specify whether deferrals are to be allocated to the Cash Account or the Stock Account (or both Accounts in increments of ten percent).




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                                  ARTICLE III.
                               ACCRUAL OF BENEFITS

Section 3.01.  Deferred Compensation

         Each Outside Director who elects to participate in this Plan for any Plan Year must irrevocably elect to defer the receipt of all or a specified percentage of his Compensation for at least one Plan Year in accordance with the terms of Section 2.02. The amount deferred shall be credited to the electing Outside Director's Account in the following manner: (i) amounts allocated to the Cash Account shall be credited as of the first day of the calendar quarter following the quarter for which the related Compensation was earned by the Participant (the "Credit Date"), and (ii) amounts allocated to the Stock Account shall be converted to a number of shares of Stock by dividing the amount of the Compensation to be deferred by that amount which is 95% of the "Stock Price" on the Credit Date, and the resulting number of shares shall be credited to the Participant's Stock Account as of the Credit Date. The "Stock Price" shall be the closing market price of one share of Stock as reported for the New York Stock Exchange Composite Transactions on the Credit Date (or, if Stock is not traded on the Credit Date, on the next succeeding trading date), in the Eastern Edition of the Wall Street Journal.
         The quotient shall be expressed in whole or fractional shares of Stock to the nearest one/one hundredth of a share. The credits to a Participant's Account shall be paid in accordance with Section 3.02.





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Section 3.02.  Earnings and Adjustments

         (a) As of the last day of each month, the Cash Account of each Director shall be credited with interest, on the average balance of such Account during such month, at a rate equal to the rate earned by the Fixed Income Fund offered as an investment under the Bowater Incorporated Salaried Employees' Savings Plan, or, in the absence of such fund, by a comparable fund designated by the Administrator, for such month.

         (b) Whenever cash dividends are paid with respect to shares of Stock, each Participant's Stock Account shall be credited with an additional number of shares of Stock (including fractions to the nearest one/one hundredth) equal in value to the amount of the dividend paid on a single share of Stock multiplied by the number of shares of Stock (including fractions) credited to a Participant's Account as of the date of record for dividend purposes. For purposes of crediting cash dividends, the value of Stock shall be the Stock Price as of the day dividends are actually paid on Stock.

         (c) The number of shares of Stock in each Participant's Stock Account shall be appropriately adjusted and modified upon the occurrence of any stock split, reverse stock split, stock dividend or stock consolidation. In the event of a merger, consolidation or an acquisition of more than 50% of the issued and outstanding shares of the Stock, the Officer Committee shall have the authority to amend the Plan to provide for the conversion of Stock credited to Participants' Stock Accounts into equivalent stock of the resulting or acquiring company (or a related company), as appropriate, if such stock is publicly traded or, if not, into cash of equal value on the date of merger, consolidation or acquisition. If cash is credited pursuant to the foregoing, it shall be allocated to Participants' Cash Accounts. If publicly traded stock of the resulting or acquiring company (or a related company) is credited to Participants' Stock



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Accounts, dividends shall be credited thereto in the same manner as dividends are credited on Stock credited to Stock Accounts.

Section 3.03.  Reallocations
         Pursuant to procedures established by the Administrator, a Participant may elect to transfer to his Stock Account amounts (either by percentage or dollar amount) credited to his Cash Account, and visa versa. For purposes of the foregoing, the conversion will be effected at the Stock Price as of the date on which the election to transfer amounts is received and approved by the Company. Once received and approved by the Company, a Participant's election to transfer amounts between his Cash Account and Stock Account shall be irrevocable. Notwithstanding the foregoing, if (A) a Participant has initially allocated a deferred amount to his Stock Account, and (B) such allocation was not approved by the Board of Directors, a committee thereof composed solely of two or more Non-Employee Directors (as such term is defined in Rule 16b-3(b)), or the stockholders of the Company, in accordance with Rule 16b- 3(d)(1) or (2), then the Participant may not elect to transfer such amount to his Cash Account or otherwise dispose of such amount until it has been held in his Stock Account for a period of at least six months. In addition, a Participant may not (A) make any election to transfer any amount to his Cash Account from his Stock Account (a "Cash Election") within six months of any election by him to transfer to his Stock Account from his Cash Account (a "Stock Election"); or (B) make a Stock Election within six months of any Cash Election.

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Section 3.04. Vesting
         The interest of each Participant in any benefit accrued hereunder shall be fully vested and nonforfeitable at all times. Notwithstanding the foregoing, the Company is not obligated to acquire, issue or hold any Stock, cash or other asset by reason of the crediting to Accounts of shares of Stock or cash required by this Plan, and no Participant shall have any right to compel the Company to acquire, issue or hold Stock, cash or other asset in any amount by reason of the provisions of this Plan.
                                   ARTICLE IV.
                            DISTRIBUTION OF BENEFITS

Section 4.01.  Type and Form of Payment
         All distributions under the Plan shall be in the form of a single installment, or in five or ten annual installments, as elected by the Participant. Such an election shall be made on the first application filed pursuant to Section 2.02. A Participant may change any election made pursuant to this Section 4.01 from time to time (subject to such limitations as the Administrator may reasonably impose); provided that any such change shall be applicable to all amounts deferred, and provided further that, (i) subject to clause (ii), a change will only be effective if it is made prior to the January 1 that is at least one year before the date on which the Participant ceases to be an Outside Director, and (ii) with respect to a Participant who ceases to be an Outside Director within one year after the Effective Date, an election will be effective if it is made prior to the Effective Date. If an election is not effective by virtue of the foregoing proviso, the immediately preceding election of the Participant that satisfies the proviso shall be given effect. A single installment distribution will be made in cash or in shares of Stock, as elected by the


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Participant by no later than the December 31 immediately preceding the year of distribution. A distribution made in annual installments will be made in cash, and, in such event, the balance of the Participant's Stock Account, if any, will be transferred to his Cash Account as of the date as of which the first installment is paid. A cash distribution attributable to a Participant's Stock Account, or a Stock distribution attributable to a Participant's Cash Account, will be valued on the basis of the Stock Price on the date as of which such distribution occurs.

Section 4.02.  Time of Distribution
         The Account of a Participant who elected to receive installment distributions will commence to be paid to him as of the Credit Date following the date that he ceases to be an Outside Director, with subsequent installments paid each January 1 thereafter, and with each installment equal to a fraction of his Account equal to one divided by the number of remaining installments (including the installment being distributed). The Account of a Participant who elected to receive a single installment will be paid, as elected by the Participant, (i) as of the Credit Date following the date that he ceased to be an Outside Director, or (ii) on the January 1 first following a stated number of years (not in excess of ten) after the Participant ceases to be an Outside Director (subject to such limitations as the Administrator may reasonably impose.) Such an election shall be made on the application filed pursuant to
Section 2.02. A Participant may change any election made pursuant to this
Section 4.02 from time to time; provided that (y) subject to clause (z), an election will only be effective if it is made prior to the January 1 that is at least one year before the date on which the Participant ceases to be an Outside Director, and (z) with respect to a Participant who ceases to be an Outside Director within one year after the Effective Date, an election will be effective if it is made prior to the Effective Date. If an election is not effective by virtue of the foregoing proviso, the immediately preceding election of the

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Participant that satisfies the proviso shall be given effect. Notwithstanding any provision of the Plan to the contrary, no distribution from the Plan will be made to or on account of a Participant (I) within six months of any allocation to the Participant's Stock Account under Section 3.01 or 3.03, or
(II) in the case of a cash distribution attributable to the Stock Account, within six months of the last day on which the Participant (while an Outside Director) had a transaction effecting an acquisition of Stock within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (or any successor provision) unless the acquisition was exempt under a Rule promulgated pursuant to such Section or the distribution is approved by the Board of Directors, a committee thereof composed solely of two or more Non-Employee Directors (as such term is defined in Rule 16b-3(b)), or the stockholders of the Company, in accordance with Rule 16b-3(d)(1) or (2). Any distribution that would otherwise be made within the periods described in the preceding sentence will be made as soon as possible after the end of such periods, and (in the case of an installment distribution) without affecting the timing of any succeeding installment.

Section 4.03.  Payment Upon Death
         Notwithstanding any election under Section 4.01 or 4.02, if a Participant dies prior to distribution of his Account, the balance credited to the Participant's Account shall be paid, as soon as reasonably possible thereafter (but subject to the last two sentences of Section 4.02), to the Participant's Beneficiary or Beneficiaries, in a single installment. The Participant's Beneficiary or Beneficiaries may elect, subject to procedures established by the Plan Administrator, to receive the distribution in either cash or Stock.





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                                   ARTICLE V.
                                THE ADMINISTRATOR

Section 5.01.  Appointment
         An Administrator shall be appointed by the Officer Committee to administer the Plan as provided herein.

Section 5.02.  Rights and Duties
         The Administrator, on behalf of the Participants and their Beneficiaries, shall enforce the Plan, in accordance with its terms, shall be charged with the general administration of the Plan and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

         (a) to compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries;

         (b) to maintain or to designate any person or entity to maintain all the necessary records for the administration of the Plan;

         (c) to make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof; and

         (d) to provide for disclosure of such information and filing or provision of such reports and statements to Participants or Beneficiaries under this Plan as the Administrator deems appropriate.

All actions of the Administrator shall be conclusive on all persons interested in the Plan except to the extent otherwise specifically indicated herein. The Administrator may appoint agents, and delegate thereto such powers and duties in connection with the administration of the Plan as the Administrator may from time to time prescribe.





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Section 5.03.  Quarterly Reports
     The Administrator shall, on a quarterly basis, furnish each Participant with a written report indicating the number of shares of Stock and the amount of cash credited to his Account as of the end of the preceding calendar quarter.

Section 5.04.  Information
     To enable the Administrator to perform his functions, the Company shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their status as Outside Directors, their deferral elections and such other pertinent facts as the Administrator may require.

Section 5.05.  Compensation, Indemnity and Liability

     The Administrator shall serve without bond, except as otherwise required by law, and without additional compensation for his services hereunder. All expenses of the Administrator shall be paid by the Company and the Company shall furnish the Administrator with such clerical and other assistance as is necessary in the performance of his duties.

     The Administrator shall not be liable for any act or omission on his part, excepting only his own willful misconduct or gross negligence. The Company shall indemnify and save harmless the Administrator against any and all expenses and liabilities arising out of his administration of the Plan, excepting only expenses and liabilities arising out of his own willful misconduct or gross negligence.




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                                   ARTICLE VI.
                          AMENDMENT AND DISCONTINUANCE

Section 6.01.  Amendments
     The Officer Committee shall have the right to amend the Plan from time to time, and to amend or cancel any amendments, provided, however, that no amendment shall reduce any amount already credited to a Participant's Account as of the effective date of such amendment.

Section 6.02.  Discontinuance of Plan

     It is the expectation of the Company that the Plan will be continued indefinitely, but continuance of the Plan is not assumed as a contractual obligation of the Company, and the right is reserved to the Officer Committee at any time to reduce, suspend or discontinue the Plan, provided, however, the Officer Committee shall in no event have the power to reduce the amount already credited to a Participant's Account as of the effective date of any such reduction, suspension or discontinuance nor to discontinue the crediting of earnings on such amounts subsequent to said date. In the event of a reduction, suspension or discontinuance of the Plan, the payment of benefits accrued hereunder shall continue to be made in accordance with the provisions of the Plan.


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                                  ARTICLE VII.
                                  MISCELLANEOUS

Section 7.01.  No Interest in Assets

     No Participant or any other person shall have any interest in any shares of Stock credited to his Account or in any specific asset of the Company by reason of any amount credited to him hereunder, nor any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. This Plan shall not impose an obligation on the Company to fund any benefits which may become payable hereunder. No trust shall be created by the execution or adoption of this Plan or be required to be created in connection herewith. Any benefits which become payable hereunder shall be paid from the general assets of the Company, except to the extent actually paid from other sources. Nothing in the Plan shall be deemed to give any Outside Director any right to participate in the Plan, except in accordance with the provisions of the Plan.

Section 7.02.  Restriction Against Assignment

     Subject to Section 7.04, the Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan as Participant or Beneficiary, as appropriate, and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts or engagements of any Participant, his Beneficiaries or successors in interest, nor shall it be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever.

Section 7.03.  Receipt or Release

     Any payment to any Participant or his Beneficiary in accordance with the provisions of the


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Plan shall, to the extent thereof, be made in full satisfaction of all claims against the Administrator and the Company, and the Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt, release and indemnification to such effect.


Section 7.04.  Payment on Behalf of Minor

     In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in his sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Administrator and the Company.

Section 7.05.  Forfeiture

     Any payment or distribution to a Participant under the Plan which is not claimed by the Participant, Beneficiary or other person entitled thereto within three (3) years after becoming payable shall be forfeited and canceled and shall remain with the Company and no other person shall have any right thereto or interest therein. The Company shall not have any duty to give notice that amounts are payable under the Plan to any person other than the Participant and the applicable Beneficiary or Beneficiaries.

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Section 7.06.  Withholding

     The Company may deduct from the amount of all distributions under the Plan any taxes required to be withheld by the Federal or any State or local government.

Section 7.07.  Delaware Law Governs

     This Plan shall be construed, regulated and administered under the laws of the State of Delaware.

Section 7.08.  Headings Not Part of Agreement

     Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provision hereto.

Section 7.09.  Successors and Assigns

     This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.




                                                                   12/3/96





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